Exhibit 1.1

¥122,000,000,000

Berkshire Hathaway Inc.

¥73,400,000,000 0.955% Senior Notes due 2026

¥17,100,000,000 1.194% Senior Notes due 2028

¥12,300,000,000 1.685% Senior Notes due 2033

¥4,000,000,000 2.240% Senior Notes due 2043

¥15,200,000,000 2.502% Senior Notes due 2058

Underwriting Agreement

November 17, 2023

Merrill Lynch International

2 King Edward Street

London, EC1A 1HQ

United Kingdom

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Ladies and Gentlemen:

Berkshire Hathaway Inc., a Delaware corporation (the “Issuer”), proposes to issue and sell to Merrill Lynch International and Mizuho Securities USA LLC (each, an “Underwriter” and together, the “Underwriters”), (i) ¥73,400,000,000 aggregate principal amount of its 0.955% Senior Notes due 2026 (the “2026 Notes”), (ii) ¥17,100,000,000 aggregate principal amount of its 1.194% Senior Notes due 2028 (the “2028 Notes”); (iii) ¥12,300,000,000 aggregate principal amount of its 1.685% Senior Notes due 2033 (the “2033 Notes”); (iv) ¥4,000,000,000 aggregate principal amount of its 2.240% Senior Notes due 2043 (the “2043 Notes”); and (v) ¥15,200,000,000 aggregate principal amount of its 2.502% Senior Notes due 2058 (the “2058 Notes” and, together with the 2026 Notes, the 2028 Notes, the 2033 Notes and the 2043 Notes, the “Securities”). The Securities will be issued pursuant to an Indenture dated as of January 28, 2022 (including the terms of the Securities to be established pursuant thereto, the “Indenture”) among the Issuer, Berkshire Hathaway Finance Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). In connection with the issuance of the Securities, the Issuer will enter into a Paying Agency Agreement (the “Agency Agreement”), to be dated as of the Closing Date (as defined below) between the Issuer and The Bank of New York Mellon, London Branch, as paying agent (the “Paying Agent”).

The Issuer hereby confirms its agreement with the Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. A registration statement on Form S-3 (Registration No. 333-262384), including a prospectus (the “Base Prospectus”) relating to the Securities, has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), and has become effective under the Securities Act. Such registration statement, including any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424 under the Securities Act and any other information deemed to be part of such registration statement pursuant to Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement.” The Base Prospectus, as supplemented by a prospectus supplement to reflect the final terms of the Securities and the offering thereof, as filed with the Commission pursuant to Rule 424 under the Securities Act, is hereinafter referred to as the “Final Prospectus.” The Base Prospectus, as supplemented by any preliminary prospectus supplement which describes the Securities and the offering thereof, as filed with the Commission pursuant to Rule 424 under the Securities Act, is hereinafter referred to as a “Preliminary Prospectus.” Any reference herein to the Registration Statement, the Base Prospectus, a Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents that were filed by the Issuer on or prior to the respective dates thereof under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), and incorporated by reference therein, excluding any documents or portions of such documents that are deemed under the rules and regulations of the Commission under the Securities Act not to be incorporated by reference therein; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, a Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the respective dates thereof.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Issuer had prepared the following information (the “Time of Sale Information”): a Preliminary Prospectus dated November 8, 2023, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

2. Purchase of the Securities by the Underwriters. (a) On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Issuer agrees to issue and sell the Securities to each Underwriter as provided in this Agreement, and each Underwriter, severally and not jointly, agrees to purchase from the Issuer the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to (i) with respect to the 2026 Notes, 99.90% of the principal amount thereof, (ii) with respect to the 2028 Notes, 99.85% of the principal amount thereof, (iii) with respect to the 2033 Notes, 99.75% of the principal amount thereof, (iv) with respect to the 2043 Notes, 99.55% of the principal amount thereof and (v) with respect to the 2058 Notes, 99.40% of the principal amount thereof, in each case, plus accrued interest, if any, from November 29, 2023, to the Closing Date. The Issuer will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Issuer understands that the Underwriters intend to make a public offering of the Securities as soon as practicable after the effectiveness of this Agreement as in the judgment of the Underwriters is advisable, and initially to offer the Securities on the terms set forth in the Final Prospectus. The Issuer acknowledges and agrees that each Underwriter may offer and sell Securities to or through any affiliate of such Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through the applicable Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 11:00 A.M., Tokyo time, on November 29, 2023, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriters and the Issuer may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d) The Company will deliver, or cause to be delivered, the Securities in book-entry form through a common depositary for Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., as operator of the Euroclear system, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuer, except to the extent such taxes were imposed due to the failure of an Underwriter, upon the request of the Issuer, to use its reasonable efforts to provide any form, certificate, document or other information that would have reduced or eliminated the withholding or deduction of such taxes. Payment for the Securities shall be made by wire transfer in immediately available funds, to be received by the Company no later than the Closing Date, in Japanese yen to the account(s) specified to the Underwriters by the Issuer. Delivery of the Securities will be initiated against the irrevocable release by the Underwriters of the wire transfer in the amount of the purchase price for the Securities. The Global Notes will be made available for inspection by the Underwriters not later than twenty-four hours prior to the Closing Date.

(e) The Issuer acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Issuer with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer or any other person. Additionally, the Underwriters are not advising the Issuer or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Issuer with respect thereto. Any review by the Underwriters of the Issuer, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuer.

3. Representations and Warranties of the Issuer. The Issuer represents and warrants to each Underwriter that:

(a) Time of Sale Information. The Time of Sale Information at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Issuer in writing by any Underwriter expressly for use in such Time of Sale Information. No statement of a material fact to be included in the Final Prospectus has been omitted from the Time of Sale Information and no statement of a material fact included in the Time of Sale Information that is required to be included in the Final Prospectus will be omitted therefrom.

(b) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Issuer in writing by any Underwriter expressly for use in any Preliminary Prospectus.

(c) Issuer Free Writing Prospectus. The Issuer (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuer or its agents and representatives, other than the Underwriters (other than a communication referred to in clauses (i), (ii) and (iii) below), an “Issuer Free Writing Prospectus”), other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) any Preliminary Prospectus, (iii) the Final Prospectus, (iv) the documents listed on Annex A hereto and (v) any electronic road show or other written communications, in each case approved in advance by the Underwriters. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with any Preliminary Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Issuer in writing by any Underwriter expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Final Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuer. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Issuer or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Final Prospectus and any amendment or supplement thereto and as of the Closing Date, the Final Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information furnished to the Issuer in writing by any Underwriter expressly for use in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto).

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Information or the Final Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) No Material Adverse Change. Since the date of the most recent consolidated financial statements of the Issuer included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, unless the Issuer has notified the Underwriters as provided in Section 4(g) of this Agreement, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the senior management of the Issuer or the business or the consolidated financial position or results of operations of the Issuer or the Issuer’s subsidiaries, taken as a whole (a “Material Adverse Effect”), in each case otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Final Prospectus (excluding any amendment or supplement thereto after the date of this Agreement).

(g) Organization and Good Standing of the Issuer. The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Final Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure (individually or in the aggregate) to be so qualified or in good standing in any such jurisdiction would not have a Material Adverse Effect.

(h) Organization and Good Standing of the Significant Subsidiaries. Each “significant subsidiary” of the Issuer, as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act (the “Significant Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Final Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure (individually or in the aggregate) to be so qualified or in good standing in any such jurisdiction would not have a Material Adverse Effect.

(i) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer.

(j) The Indenture. The Indenture has been duly authorized, executed and delivered by the Issuer, and assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of the Issuer, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Indenture complies with the requirements for qualification under the Trust Indenture Act.

(k) The Agency Agreement. The Agency Agreement has been duly authorized, executed and delivered by the Issuer, and assuming due authorization, execution and delivery thereof by the Paying Agent, constitutes a valid and legally binding obligation of the Issuer, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(l) The Securities. The Securities have been duly authorized by the Issuer and, when issued and delivered pursuant to this Agreement and the Indenture and authenticated by the Trustee as provided in the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will be in the form contemplated by, and will be entitled to the benefits of, the Indenture.

(m) Descriptions of the Transaction Documents. Each of this Agreement, the Securities, the Indenture and the Agency Agreement (collectively, the “Transaction Documents”) conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Final Prospectus.

(n) No Registration Rights. No person has the right to require the Issuer to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(o) Significant Subsidiaries’ Capital Stock. All of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for any directors’ qualifying shares, and except for less than 10% of the shares of Berkshire Hathaway Energy Company) are owned directly or indirectly by the Issuer, free and clear of all material liens, encumbrances, equities or claims.

(p) No Stabilization or Manipulation. Prior to the date hereof, neither the Issuer nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Issuer in connection with the offering of the Securities.

(q) No Conflicts. The issue and sale by the Issuer of the Securities, the compliance by the Issuer with all of the provisions of the Transaction Documents and the consummation of the transactions therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer or any of the Significant Subsidiaries is a party or by which the Issuer or any of the Significant Subsidiaries is bound or to which any of the property or assets of the Issuer or any of the Significant Subsidiaries is subject, or (ii) result in any violation of (A) the provisions of the Restated Certificate of Incorporation or By-laws of the Issuer or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of the Significant Subsidiaries or any of their properties, except, in the case of clauses (i) and (ii)(B), for any such conflict, breach, violation, or default which (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Issuer of the transactions contemplated by the Transaction Documents, except for any such consents, approvals, authorizations, orders, registrations or qualifications as may be required under the Securities Act and the Trust Indenture Act, or under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, or the failure of which to obtain would not (individually or in the aggregate) have a Material Adverse Effect.

(r) No Violation or Default. Neither the Issuer nor any Significant Subsidiary is (i) in violation of its Certificate of Incorporation or Restated Certificate of Incorporation (as the case may be) or By-laws or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (i) for any immaterial violation of its By-laws or in the case of clause (ii) where such violation would not reasonably be expected to have a Material Adverse Effect.

(s) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Final Prospectus, there are no legal or governmental proceedings pending to which the Issuer or any of the Significant Subsidiaries is a party or of which any property of the Issuer or any of the Significant Subsidiaries is the subject which, if determined adversely to the Issuer or any Significant Subsidiary, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Issuer’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(t) Investment Company Act. The Issuer is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(u) Independent Accountants. To the best of the Issuer’s knowledge, Deloitte & Touche LLP, who have certified the consolidated financial statements of the Issuer included in the Registration Statement, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board thereunder.

(v) Accounting Controls. The Issuer maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Issuer’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Issuer’s internal control over financial reporting is effective and the Issuer is not aware of any material weaknesses in its internal control over financial reporting in each case as of the end of the most recent fiscal year of the Issuer.

(w) Disclosure Controls. The Issuer maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Issuer and its consolidated subsidiaries is made known to the Issuer’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.

(x) No Material Change in the Issuer’s Internal Control over Financial Reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, there has been no change in the Issuer’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Issuer’s internal control over financial reporting.

(y) Status under the Securities Act. The Issuer is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(z) Disclosure Requirement. The Issuer has not issued any securities of the same or a similar class as the Securities in Japan, the offering of which subjects the Issuer to continuous disclosure obligations under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the “Financial Instruments and Exchange Law”).

4. Further Agreements of the Issuer. The Issuer covenants and agrees with each Underwriter that:

(a) Required Filings. The Issuer will file the Final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the term sheet in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act; the Issuer will file promptly all reports and any definitive proxy or information statements required to be filed by the Issuer with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Issuer will furnish copies of the Final Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City, London and Tokyo prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request. The Issuer will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Issuer will deliver, without charge to the Underwriters (during the Prospectus Delivery Period (as defined below)), as many copies of the Final Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Underwriters may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer; provided that the Underwriters shall promptly notify the Issuer of the termination of the Prospectus Delivery Period.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Prior to the termination of the offering of the Securities, before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Final Prospectus, whether before or after the time that the Registration Statement becomes effective, the Issuer will furnish to the Underwriters and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriters reasonably object.

(d) Notice to the Underwriters. From the date hereof until the end of the Prospectus Delivery Period, the Issuer will advise the Underwriters promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Final Prospectus or any amendment to the Final Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information relating thereto; (iv) when it learns of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) when it learns of the occurrence of any event as a result of which the Final Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Issuer of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Issuer of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuer will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Issuer will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Underwriters may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this provision, (a) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (b) the term “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (c) the term “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (d) the term “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(g) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Final Prospectus to comply with law, the Issuer will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Underwriters may designate, such amendments or supplements to the Final Prospectus as may be necessary so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, be misleading or so that the Final Prospectus will comply with law.

(h) Blue Sky Compliance. The Issuer will promptly from time to time take such action as the Underwriters may reasonably request to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and will continue such qualifications in effect so long as required to complete the distribution of the Securities; provided that the Issuer shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) take any action that would subject it to taxation in any such jurisdiction if it is not otherwise so subject.

(i) Earning Statement. The Issuer will make generally available to its security holders an earning statement (that need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Issuer occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(j) Clear Market. The Issuer, during the period beginning from the date hereof and continuing until the Closing Date, will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Issuer that are substantially similar to the Securities, including but not limited to any securities that represent the right to receive the Securities or any such substantially similar securities, without the Underwriters’ prior written consent, other than any securities that have been identified to the Underwriters in writing prior to the date hereof.

(k) Use of Proceeds. The Issuer will use the net proceeds received by the Issuer from the sale of the Securities pursuant to this Agreement in the manner specified in the Registration Statement, the Time of Sale Information and the Final Prospectus under the caption “Use of Proceeds.”

(l) No Stabilization. The Issuer will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m) Record Retention. The Issuer will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Issuer and not incorporated by reference into the Registration Statement and any press release issued by the Issuer) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Issuer in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet in the form of Annex B hereto without the consent of the Issuer.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Issuer if any such proceeding against it is initiated during the Prospectus Delivery Period).

(c) (i) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d) It has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area.

For the purposes of this provision, (A) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

(e) It has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the United Kingdom.

For the purposes of this provision, (A) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

(f) Neither it nor any of its affiliates (i) has offered or sold, or will offer or sell, in Hong Kong, by means of any document, the Securities other than (A) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (B) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) has issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Securities that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

(g) The Registration Statement has not been registered as a prospectus with the Monetary Authority of Singapore. It has not offered or sold any Securities or caused the Securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any Securities or cause the Securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, and will not circulate or distribute, the Registration Statement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified and amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

(h) It will not offer or sell any of the Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan or to others, for re-offering or re-sale directly or indirectly in Japan or to, or for the benefit of, any resident of Japan, except through a solicitation constituting a “solicitation targeting QIIs”, as defined in Article 23-13, Paragraph 1 of the Financial Instruments and Exchange Law, which will be exempt from the registration requirements of the Financial Instruments and Exchange Law, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time. For the purposes of this provision, “resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan; and it will cause a copy of the prospectus supplement relating to the Securities (or other forms of notice as agreed between the Issuer and the Underwriters, which states that the Securities may not be transferred to any other person unless such person is a “qualified institutional investor” as defined in the Cabinet Ordinance Concerning Definitions under Article 2 of the Financial Instruments and Exchange Law of Japan (Ordinance No. 14 of 1993 of the Ministry of Finance of Japan, as amended)), to be furnished to each person acquiring the Securities.

(i) It will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Underwriter understands that no action has been taken to permit a public offering of the Securities in any jurisdiction outside the United States where action would be required for such purpose, and agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case at each Underwriter’s own risk and expense.

6. Conditions of Underwriters’ Obligations. The obligation of the Underwriters to purchase Securities on the Closing Date as provided herein is subject to the performance by the Issuer of its covenants and other obligations hereunder and to the following additional conditions:

(a) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; each Issuer Free Writing Prospectus and Final Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(b) The representations and warranties of the Issuer contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Issuer and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to the Underwriters such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d) Munger, Tolles & Olson LLP, counsel for the Issuer, shall have furnished to the Underwriters their written opinion and 10b-5 statement, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex C hereto.

(e) Anderson Mori & Tomotsune, Japanese counsel for the Issuer, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex D hereto, based on the examinations and assumptions and subject to the qualifications and limitations described in such counsel’s opinion.

(f) On the date of this Agreement and as of the Closing Date, Deloitte & Touche LLP shall have furnished to the Underwriters a letter, dated the Closing Date, in form and substance satisfactory to the Underwriters and in the form agreed to by the parties hereto.

(g) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Final Prospectus, there shall not have been (i) any adverse change in the capital stock or long-term debt of the Issuer and its subsidiaries, taken as a whole, or (ii) any change, or any development involving a prospective change, in or affecting the senior management of the Issuer or the business or the consolidated financial position or results of operations of the Issuer and the Issuer’s subsidiaries, taken as a whole, in the case of each of clause (i) and clause (ii) otherwise than as set forth or contemplated in the Time of Sale Information (excluding any amendment or supplement thereto after the date of this Agreement) and the Final Prospectus (excluding any amendment or supplement thereto after the date of this Agreement), the effect of which is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Final Prospectus.

(h) Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Issuer’s debt securities by Standard & Poor’s Ratings Services or Moody’s Investors Service, and (ii) neither such organization shall have publicly announced that it has under surveillance or review, with negative implications, its rating of any of the Issuer’s debt securities.

(i) Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (“NYSE”) or the Tokyo Stock Exchange; (ii) a suspension or material limitation in trading in the Issuer’s securities on NYSE; (iii) a general moratorium on commercial banking activities declared by Federal, New York State, Japanese or European Union authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, Japan or the European Union; (iv) the outbreak or escalation of hostilities involving the United States, Japan or the European Union or the declaration by the United States,

Japan or the European Union of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial markets, if the effect of any such event specified in clause (iv) or (v) in the reasonable judgment of the Underwriters makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Registration Statement.

(j) On or prior to the Closing Date, the Issuer shall have duly executed and delivered each of the Transaction Documents and the Securities.

(k) The Issuer shall have furnished or caused to be furnished to the Underwriters on the Closing Date certificates of officers of the Issuer satisfactory to the Underwriters as to the accuracy of the representations and warranties of the Issuer herein on and as of the Closing Date, as to the performance by the Issuer of all of its obligations hereunder to be performed on or prior to the Closing Date, as to the matters set forth in subsection (g) of this Section 6 and as to such other matters as the Underwriters may reasonably request.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Issuer agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Issuer in writing by any Underwriter expressly for use therein.

(b) Indemnification of the Issuer. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Issuer and each of its directors, officers who signed the Registration Statement and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Issuer in writing by such Underwriter expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Time of Sale Information or the Final

Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the second and third sentences of the third paragraph, the first and second sentences of the eighth paragraph and the ninth, tenth, eleventh and twelfth paragraphs, under the caption “Underwriting (Conflicts of Interest).”

(c) Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an indemnified party or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Final Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Issuer on the one hand and the

Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Issuer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to investors were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

8. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuer on the terms contained in this Agreement. If, within 48 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Issuer shall be entitled to a further period of 48 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Issuer may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Underwriters may be necessary in the Registration Statement and the Final Prospectus or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Registration Statement and the Final Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 8 purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuer shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Issuer, except that the Issuer will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Issuer or any non-defaulting Underwriter for damages caused by its default.

9. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuer covenants and agrees with the Underwriters that it will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuer’s counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Final Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof to the Underwriters and dealers; (ii) the cost of printing or producing or distributing each of this Agreement, the Transaction Documents, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(h) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities (not including the related legal fees); (vi) the fees, expenses and disbursements of the Trustee and the Paying Agent in connection with the Transaction Documents and the Securities; (vii) the costs and charges of any transfer agent and registrar; (viii) all expenses incurred by the Issuer in connection with any

“road show” presentation to potential investors; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 10. It is understood, however, that, the Underwriters will pay, except as provided in this Section 10, and Section 7 hereof, all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make, pro rata (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) (with respect to each Underwriter, the “Pro Rata Expenses”). Notwithstanding anything contained in the International Capital Market Association Primary Market Handbook, each Underwriter hereby agrees that the Settlement Lead Manager (as defined below) may allocate the Pro Rata Expenses to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case no later than 90 days following the Closing Date.

(b) If this Agreement is terminated pursuant to Section 8 hereof or if any Underwriter shall default in its obligations hereunder, or if the Underwriters shall fail to take and purchase the Securities due to the failure of the condition set forth in Section 6(c) hereof to be met, the Issuer shall not then be under any liability to any Underwriter except as provided in Section 7 hereof; but if for any other reason the Securities are not delivered by or on behalf of the Issuer as provided herein, the Issuer will reimburse the Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Issuer shall then be under no further liability to the Underwriters except as provided in Section 7 hereof.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and, solely to the extent set forth in Section 7 hereof, the officers and directors and any controlling persons referred to therein, and the affiliates of each Underwriter referred to therein. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer and the Underwriters contained in this Agreement or made by or on behalf of the Issuer or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuer or the Underwriters.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City, London, England or Tokyo, Japan; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

14. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to Merrill Lynch International, at 2 King Edward Street, London, EC1A 1HQ, United Kingdom, Attention: Syndicate Desk; and Mizuho Securities USA LLC, at 1271 Avenue of the Americas, New York, New York 10020, Attention: Debt Capital Markets. Notices to the Issuer shall be delivered or sent by mail or facsimile transmission to the address of the Issuer set forth in the Registration Statement, Attention: Chief Financial Officer.

(b) Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuer, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g) UK Bail-in Legislation. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Issuer, the Issuer acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(1) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the Underwriters to the Issuer under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(a) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(b) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Underwriters or another person, and the issue to or conferral on the Issuer of such shares, securities or obligations;

(c) the cancellation of the UK Bail-in Liability; and/or

(d) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(2) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

For the purpose of this Section 14(g),

(1) “UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

(2) “UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it to suspend any obligation in respect of that liability.

(3) “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

(h) UK MiFIR Manufacturer Acknowledgement. Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(1) Merrill Lynch International (the “UK Manufacturer”) understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Final Prospectus and any press announcements in connection with the Securities; and

(2) the other Underwriter and the Issuer note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturer and the related information set out in the Final Prospectus and any press announcements in connection with the Securities.

(i) Agreement Among Managers. By executing this Agreement, each of the Underwriters hereby agrees to be bound by the provisions of the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “AMM”), save that clause 3 of the AMM shall be deleted in its entirety and replaced with Section 8 of this Agreement and, in the event of any conflict between the provisions of the AMM and this Agreement, the terms of this Agreement shall prevail. For the purposes of the AMM and this Agreement, “Managers” means the Underwriters, “Lead Managers” means the Underwriters, “Settlement Lead Manager” means Mizuho Securities USA LLC, “Stabilizing Manager” means Mizuho Securities USA LLC and “Subscription Agreement” means this Agreement.

(j) Stabilization. The Issuer hereby authorizes the Stabilizing Manager to make adequate public disclosure regarding stabilization of the information required in relation to such stabilization by Regulation (EU) No 596/2014 and Commission Delegated Regulation (EU) 2016/1052 (including as each forms part of the domestic law of the United Kingdom by virtue of the EUWA), and by the price stabilizing rules of the UK Financial Conduct Authority. The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Issuer and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Nothing contained in this paragraph shall be construed so as to require the Issuer to issue in excess of the aggregate principal amount of Securities specified in Schedule 1 hereto. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

BERKSHIRE HATHAWAY INC.

By:	/s/ Marc D. Hamburg
	Name:	Marc D. Hamburg
	Title:	Senior Vice President and Chief Financial Officer

[Berkshire Hathaway Inc. – Underwriting Agreement]

Accepted as of the date hereof:

MERRILL LYNCH INTERNATIONAL

By:	/s/ Angus Reynolds
	Name:	Angus Reynolds
	Title:	Managing Director

MIZUHO SECURITIES USA LLC

By:	/s/ Robert Fahrbach
	Name:	Robert Fahrbach
	Title:	Managing Director

[Berkshire Hathaway Inc. – Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of 0.955% Senior Notes due 2026	Principal Amount of 1.194% Senior Notes due 2028	Principal Amount of 1.685% Senior Notes due 2033	Principal Amount of 2.240% Senior Notes due 2043	Principal Amount of 2.502% Senior Notes due 2058
Merrill Lynch International	¥36,700,000,000	¥8,550,000,000	¥6,150,000,000	¥2,000,000,000	¥7,600,000,000
Mizuho Securities USA LLC	¥36,700,000,000	¥8,550,000,000	¥6,150,000,000	¥2,000,000,000	¥7,600,000,000

Total	¥73,400,000,000	¥17,100,000,000	¥12,300,000,000	¥4,000,000,000	¥15,200,000,000

Sch 1-1

Annex A

Time of Sale Information

The final term sheet in the form set forth in Annex B hereto

A-1

Annex B

¥122,000,000,000

BERKSHIRE HATHAWAY INC.

Pricing Term Sheet

¥73,400,000,000 0.955% Senior Notes due 2026

¥17,100,000,000 1.194% Senior Notes due 2028

¥12,300,000,000 1.685% Senior Notes due 2033

¥4,000,000,000 2.240% Senior Notes due 2043

¥15,200,000,000 2.502% Senior Notes due 2058

Issuer:	Berkshire Hathaway Inc.
Offering Format:	SEC Registered
Trade Date:	November 17, 2023
Settlement Date:	November 29, 2023 (T+7 Tokyo business days)
Expected Ratings*:	Aa2/AA (Stable/Stable)
Title of Securities:

0.955% Senior Notes due 2026 (the “2026 Notes”)

1.194% Senior Notes due 2028 (the “2028 Notes”)

1.685% Senior Notes due 2033 (the “2033 Notes”)

2.240% Senior Notes due 2043 (the “2043 Notes”)

2.502% Senior Notes due 2058 (the “2058 Notes”)

Principal Amount:	¥73,400,000,000 (2026 Notes) ¥17,100,000,000 (2028 Notes) ¥12,300,000,000 (2033 Notes) ¥4,000,000,000 (2043 Notes) ¥15,200,000,000 (2058 Notes)

Maturity Date:	November 27, 2026 (2026 Notes) November 29, 2028 (2028 Notes) November 29, 2033 (2033 Notes) November 27, 2043 (2043 Notes) November 29, 2058 (2058 Notes)

Issue Price (Price to Public):	100% of face amount (2026 Notes) 100% of face amount (2028 Notes) 100% of face amount (2033 Notes) 100% of face amount (2043 Notes) 100% of face amount (2058 Notes)

Gross Spread:	10 bps (2026 Notes) 15 bps (2028 Notes) 25 bps (2033 Notes) 45 bps (2043 Notes) 60 bps (2058 Notes)

Proceeds to Issuer:	¥121,761,000,000

Interest Rate:	0.955% per annum (2026 Notes) 1.194% per annum (2028 Notes) 1.685% per annum (2033 Notes) 2.240% per annum (2043 Notes) 2.502% per annum (2058 Notes)

Reference Rate:	0.365% (2026 Notes) 0.554% (2028 Notes) 0.945% (2033 Notes) 1.440% (2043 Notes) 1.552% (2058 Notes)

Spread to Reference Rate:	59 bps (2026 Notes) 64 bps (2028 Notes) 74 bps (2033 Notes) 80 bps (2043 Notes) 95 bps (2058 Notes)

Yield:	0.955% (2026 Notes) 1.194% (2028 Notes) 1.685% (2033 Notes) 2.240% (2043 Notes) 2.502% (2058 Notes)

Day Count Convention:	30/360

Interest Payment Dates:	Semi-annually on May 29 and November 29 of each year commencing May 29, 2024 (short last coupon for 2026 Notes and 2043 Notes)

Redemption:	The Notes will not be redeemable prior to maturity unless certain events occur involving United States taxation as described in the Preliminary Prospectus Supplement dated November 8, 2023

Minimum Denomination:	¥100,000,000 and integral multiples of ¥10,000,000 in excess thereof

CUSIP:	084670DW5 (2026 Notes) 084670DX3 (2028 Notes)
084670DY1 (2033 Notes) 084670DZ8 (2043 Notes) 084670EA2 (2058 Notes)

Common Code:	272004293 (2026 Notes) 272004455 (2028 Notes) 272004501 (2033 Notes) 272004587 (2043 Notes) 272152497 (2058 Notes)

ISIN:	XS2720042931 (2026 Notes) XS2720044556 (2028 Notes) XS2720045017 (2033 Notes) XS2720045876 (2043 Notes) XS2721524978 (2058 Notes)

Paying Agent:	The Bank of New York Mellon, London Branch

Listing:	None

Joint Book-Running Managers:	Merrill Lynch International Mizuho Securities USA LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

UK MiFIR professionals/ECPs-only/No EEA or UK PRIIPs KID: Manufacturer target market (UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No EEA or UK PRIIPs key information document (KID) has been prepared as the Securities are not available to retail investors in the EEA or in the United Kingdom, respectively.

Settlement Period: The closing will occur on November 29, 2023, which will be more than two Tokyo business days after the date of this pricing term sheet. Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that securities trades in the secondary market settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day before the delivery of the notes will be required, by virtue of the fact that the Securities initially will settle in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day before the delivery of the notes should consult their own advisors.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch International toll-free at +1-800-294-1322 or Mizuho Securities USA LLC toll-free at (866) 271-7403.

Annex C

Opinion of Munger, Tolles & Olson LLP

(i) The Registration Statement became effective under the Securities Act upon filing with the Commission pursuant to Rule 462 of the Securities Act; the Indenture has been qualified under the Trust Indenture Act; the Final Prospectus was filed with the Commission in the manner and within the time period specified by Rule 424(b) under the Securities Act; and, to the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Issuer or in connection with the offering is pending or threatened by the Commission.

(ii) Based solely on such counsel’s review of a certificate of good standing issued by the Secretary of State of the State of Delaware, the Issuer is validly existing as a corporation, in good standing under the laws of the state of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Final Prospectus.

(iii) This Agreement has been duly authorized, executed and delivered by the Issuer.

(iv) The Indenture has been duly authorized, executed and delivered by the Issuer, and assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding obligation of the Issuer enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(v) The Agency Agreement has been duly authorized, executed and delivered by the Issuer, and assuming due authorization, execution and delivery thereof by the Paying Agent, constitutes a valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(vi) The Securities being delivered on the Closing Date have been duly authorized, executed and delivered by the Issuer and, assuming the due authorization, execution and delivery of the Indenture by the Trustee and the due authentication of the Securities by the Trustee in accordance with the Indenture, have been issued in accordance with the terms of the Indenture and constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Securities are in the form contemplated by, and are entitled to the benefits of, the Indenture.

(vii) The issue and sale of the Securities, and the compliance by the Issuer with all of the provisions of the Securities, the Transaction Documents and this Agreement, and the consummation of the transactions herein and therein contemplated, will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer is a party and which is identified in the officer’s certificates delivered to such counsel by the Issuer in connection with the rendering of such opinion, (B) violate the provisions of the Restated Certificate of Incorporation or By-laws (as amended through the date of such opinion) of the Issuer or (C) violate any order known to such counsel to be applicable to the Issuer of any court or governmental agency or body having jurisdiction over the Issuer, except, in the case of clauses (A) and (C), any such conflict, breach, violation, or default which would not reasonably be expected to have a Material Adverse Effect;

(viii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body having jurisdiction over the Issuer is required under the Specified Laws for the issue and sale of the Securities or the execution and delivery by the Issuer of the Transaction Documents, except such as have already been obtained or made and are in full force and effect, or as may be required for the registration of the Securities under the Securities Act or the qualification of the Indenture under the Trust Indenture Act, or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, or the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

(ix) The statements set forth in the Time of Sale Information and the Final Prospectus under the caption “Description of the Notes” (other than under the subsection “Depositary Procedures”) and “Description of the Debt Securities,” insofar as they purport to constitute a summary of the terms of the Securities, and based on the assumptions and subject to the qualifications and limitations set forth therein, are correct in all material respects.

(x) The statements set forth in the Time of Sale Information and the Final Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, and based on the assumptions and subject to the qualifications and limitations set forth therein, are correct in all material respects.

(xi) The Issuer is not an “investment company” as such term is defined in the Investment Company Act.

Such opinions shall be limited to the laws of the States of New York and Delaware (and as to Delaware, limited to the Delaware General Corporation Law) or the United States (the “Specified Laws”). In rendering such opinion, such counsel may, as to matters of fact, rely on certificates of responsible officers of the Issuer or the Significant Subsidiaries, and public officials.

10b-5 Statement of Munger, Tolles & Olson LLP

Counsel shall state that, based upon their participation in the preparation of the Registration Statement, the Time of Sale Information and the Final Prospectus (excluding the documents incorporated by reference therein) and any amendments or supplements thereto:

(i) the Registration Statement at the time it became effective, the Preliminary Prospectus and each Issuer Free Writing Prospectus included in the Time of Sale Information as of the Time of Sale (which such counsel may assume is 10:00 A.M Tokyo time on the date of this Agreement) and the Final Prospectus as of its date (other than, in each case, the financial statements, financial and accounting data or supporting schedules (or any notes to any such statements or schedules) or other financial or statistical information included or incorporated by reference in (or omitted from) such documents, as to which such counsel need express no view) appear on their faces to have complied as to form in all material respects with the requirements of the Securities Act; and the Indenture appears on its face to have complied as to form in all material respects with the requirements of the Trust Indenture Act; and

(ii) no facts have come to their attention to cause them to believe that (A) the Registration Statement, at the time of its effective date (including the information, if any, deemed to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) the Time of Sale Information, as of the Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) the Final Prospectus and any amendments or supplements thereto executed by the Issuer prior to the Closing Date contained as of its date or contains as of the Closing Date an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; in each case, other than the financial statements, financial and accounting data or supporting schedules (or any notes to any such statements or schedules) or other financial or statistical information included or incorporated by reference in (or omitted from) such documents, as to which such counsel need express no view.

Annex D

Opinion of Anderson Mori & Tomotsune

(i) The offer and sale of the Securities by the Issuer to the Underwriters or the reoffer and resale of the Securities by the Underwriters to the initial purchasers therefrom solely in the manner contemplated by the Prospectus Supplement do not require (i) registration under the Financial Instruments and Exchange Law or (ii) a filing by the Issuer with the Ministry of Finance of Japan (except for the ex-post facto reports in connection with the issue and offering of the Securities under the Foreign Exchange and Foreign Trade Law of Japan (Law No. 228 of 1949 of Japan, as amended)).

(ii) Assuming that none of the global securities and the certificated notes will be issued in Japan and the Underwriting Agreement has not been executed in Japan, no stamp taxes or other similar taxes or duties are payable in Japan by the Underwriters in connection with the execution and delivery of the Underwriting Agreement or the issuance and sale of the Securities solely in the manner contemplated by the Prospectus Supplement and the Underwriting Agreement.

D-1